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                                                             EXHIBIT 10-(4)


                                   SONAT INC.

                           SUPPLEMENTAL BENEFIT PLAN

             (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 25, 1993)


                        ARTICLE I - PURPOSE AND HISTORY

1.1  PURPOSE

                 This Supplemental Benefit Plan, as amended and restated herein (the "Plan"), is adopted by Sonat Inc. (the "Company") on its own behalf and on behalf of its subsidiaries and affiliates (the "Employers") which are participating companies in the Sonat Inc. Retirement Plan (the "Retirement Plan") and/or the Sonat Savings Plan (formerly the Sonat Inc. Stock Purchase
Plan) (the "Savings Plan").  The purposes of this Plan are:

                 (a) To provide benefits ("Excess Retirement Plan Benefits") in excess of the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"), on the Retirement Plan.

                 (b) To provide benefits ("Vesting Benefits") to certain employees whose rights to Vested Benefits have not vested under Article 5 of the Retirement Plan in the event that their employment is terminated after a Change of Control (as defined in Section 4.3 below).

                 (c) To provide benefits ("Excess Savings Plan Benefits") to employees whose ability to make employee contributions or to receive employer contributions to the Savings Plan is limited by Sections 401(a)(17), 401(m), and/or 415 of the Code.

1.2  HISTORY OF THE PLAN

                 The Plan was adopted on July 28, 1983, as an amendment and restatement of the Company's Supplemental Pension
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Plan, which was adopted effective January 1, 1976.  The Plan was amended and restated as of January 1, 1985 in order to (1) provide certain "Excess Disability Benefits", (2) conform the references in the Plan to the provisions of the Retirement Plan and the Sonat Inc. Stock Purchase Plan as in effect on the date thereof, and (3) clarify the meaning and intent of the Plan.

                 The Plan was amended and restated as of January 1, 1987 in order to (1) provide that Excess Retirement Plan Benefits and Excess Savings Plan Benefits include benefits in excess of the limitations imposed by Section 401(a)(17) of the Code (as well as Section 415 of the Code) on the Retirement Plan and Savings Plan, (2) provide as Excess Savings Plan Benefits matching contributions on amounts an employee is unable to contribute to the Savings Plan by reason of the limitations imposed by Sections 401(a)(17), 401(m), and/or 415 of the Code, (3) modify the time of commencement and form in which Excess Retirement Plan Benefits, Excess Savings Plan Benefits and Vesting Benefits are paid, (4) provide for the accelerated distribution of Excess Savings Plan Benefits in the event of a Participant's Termination of Employment following a Change of Control (as defined herein) and (5) transfer the provisions and obligations relating to Excess Disability Benefits from this Plan to the Sonat Inc. Supplemental Disability Plan (the "Supplemental Disability Plan").
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                 The Plan was amended effective as of September 6, 1989 to
reflect an amendment to the Retirement Plan permitting participants to elect that benefits payable to a child be instead payable to a trust for the benefit of such child. The Plan was amended and restated as of December 1, 1991 in order to further modify the time of commencement and form in which Excess Retirement Plan Benefits, Excess Savings Plan Benefits and Vesting Benefits are paid.

                 The Plan is amended and restated as of the date hereof in order to provide flexibility to participants as to the time of commencement and form in which Excess Retirement Plan Benefits and Excess Savings Plan Benefits are paid.

                  ARTICLE II - EXCESS RETIREMENT PLAN BENEFITS

2.1  ELIGIBILITY

                 Each employee whose Retirement Benefit or Vested Benefit from the Retirement Plan is limited by Code Sections 401(a)(17) and/or 415 and the incorporation of those limitations in the Retirement Plan (a "Participant") shall be entitled to Excess Retirement Plan Benefits under this Plan, regardless of whether such Participant has received notice that he or she is so entitled. All capitalized terms used in this Article II and not defined in this Plan shall have the meanings ascribed thereto in the Retirement Plan.
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2.2  DETERMINATION OF APPLICABLE FORM OF BENEFIT

                 If a Participant's date of Termination of Continuous Employment occurred prior to December 1, 1991, such Participant's Excess Retirement Plan Benefits shall be paid in annuity form as provided in Section
2.4 below ("Annuity Form"). If a Participant's date of Termination of Continuous Employment occurred on or after December 1, 1991, such Participant's Excess Retirement Plan Benefits shall be paid in lump sum form as provided in
Section 2.3 below ("Lump Sum Form") unless, at least twelve full calendar months before the date of the Participant's Termination of Continuous Employment, the Participant filed with the Company an irrevocable written election to have such benefits paid in Annuity Form, in which case such benefits shall be paid in Annuity Form. Notwithstanding any other provision of the Plan, a Participant's election with respect to the portion of his or her Excess Retirement Plan Benefit attributable to his or her retirement benefit shall determine the Form in which the portion of such benefit attributable to any related survivor benefit is paid.

2.3  LUMP SUM FORM

                 The following provisions of this Section 2.3 apply to Excess Retirement Plan Benefits which are paid in Lump Sum Form.

                 (A)      BENEFIT UPON TERMINATION OF CONTINUOUS EMPLOYMENT.

Upon the Termination of Continuous Employment
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(other than death) of a Participant who is entitled to a Retirement Benefit or a Vested Benefit and whose Excess Retirement Plan Benefits are payable in Lump Sum Form, such Participant shall be entitled to an Excess Retirement Plan Benefit, payable in the form of a cash lump sum, that is equal to the sum of:

                          (1) the "Actuarial Equivalent" (as defined in Section 2.3(d) below) of the excess, if any, of (i) the amount that hypothetically would have been payable to the Participant as a Retirement Benefit or a Vested Benefit, as the case may be, under the Retirement Plan if Sections 401(a)(17) and 415 of the Code were nonexistent and the provisions of the Retirement Plan incorporating the limitations contained in Sections 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount which hypothetically would have been payable to the Participant as a Retirement Benefit or Vested Benefit, as the case may be, under the Retirement Plan upon application of the actual terms of the Retirement Plan, assuming that for purposes of clauses (i) and (ii) the Participant elected to receive such Benefit in the form of a single life annuity commencing on the earliest date on which the Participant may commence receipt of his Retirement Benefit or Vested Benefit, as the case may be, under the terms of the Retirement Plan; plus
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                          (2) if the Participant is entitled to a Retirement
         Benefit and has an Eligible Spouse (as defined in Section 2.3(e) below) on the date of such Termination of Continuous Employment, the Actuarial Equivalent of the excess, if any, of (i) the amount that hypothetically would have been payable to the Eligible Spouse as a Survivors Benefit under the Retirement Plan upon the death of the Participant if Sections 401(a)(17) and 415 of the Code were nonexistent and Section 7.10 and the provisions of the Retirement Plan incorporating the limitations contained in Sections 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount which hypothetically would have been payable to the Eligible Spouse as a Survivors Benefit under the Retirement Plan upon application of the actual terms of the Retirement Plan, assuming that for purposes of clauses (i) and (ii) the Participant died at the end of his or her life expectancy as determined pursuant to the mortality table used to determine Actuarial Equivalents.
Such cash lump-sum payment shall be paid as soon as practicable (and within 30 days) after the Participant's Termination of Continuous Employment.

                 (B) CERTAIN SURVIVOR BENEFITS. Upon the death of a Participant whose Excess Retirement Plan Benefits are payable in Lump Sum Form, either (1) after the Participant's
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Termination of Continuous Employment (if such Participant was entitled to a
Retirement Benefit and did not have an Eligible Spouse at the date of such Termination of Continuous Employment), or (2) prior to the Participant's Termination of Continuous Employment, his or her Eligible Spouse (or, if the Participant has no Eligible Spouse at the date of death, each of the Participant's Eligible Children) shall be entitled to an Excess Retirement Plan Benefit, payable in the form of a cash lump sum, that is equal to the Actuarial Equivalent of the excess, if any, of (i) the amount that hypothetically would have been payable to the Eligible Spouse or such Eligible Child (as the case may be) as a Survivors Benefit under the Retirement Plan upon the death of the Participant if Sections 401(a)(17) and 415 of the Code were nonexistent and
Section 7.10 and the provisions of the Retirement Plan incorporating the limitations contained in Section 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount actually payable to the Eligible Spouse or such Eligible Child (as the case may be) as a Survivors Benefit under the Retirement Plan upon application of the actual terms of the Retirement Plan. Such lump-sum payment shall be paid as soon as practicable (and within 30 days) after the Participant's death.

                 (C) ADDITIONAL SURVIVORS BENEFITS TO ELIGIBLE CHILDREN. If the Participant's Eligible Spouse dies after the
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date of death of the Participant, the Participant's Eligible Children shall each be entitled to an Excess Retirement Plan Benefit, payable in the form of a cash lump sum, that is equal to the Actuarial Equivalent of the excess, if any, of (i) the amount that hypothetically would have been payable to such Eligible Child as a Survivors Benefit under the Retirement Plan if Sections 401(a)(17) and 415 of the Code were nonexistent and Section 7.10 and the provisions of the Retirement Plan incorporating the limitations contained in Section 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount actually payable to such Eligible Child as a Survivors Benefit under the Retirement Plan. Such cash lump-sum payment shall be paid as soon as practicable (and within 30 days) after the Eligible Spouse's death.

                 (D)      DEFINITION OF ACTUARIAL EQUIVALENT.  For purposes of
Section 2.3 and Section 4.2, "Actuarial Equivalent" shall mean a benefit actuarially equal in value to the value of a given benefit in a given form or schedule, based upon (1) the 1983 Group Annuity Mortality Table (or, if different, the mortality table or tables used to calculate Actuarial
Equivalents under the Retirement Plan as of the date on which an Actuarial Equivalent is being determined under this Plan) and (2) an interest rate equal to the yield on new 10-year AA-rated general obligation tax-exempt bonds as determined by Merrill Lynch & Co. (or its affiliates) and
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published in The Wall Street Journal (or other financial publication) on the business day immediately preceding the date of the Participant's Termination of Continuous Employment (for calculation of Actuarial Equivalents under Sections 2.3(a) and 4.2 of this Plan), the date of the Participant's death (for calculation of Actuarial Equivalents under Section 2.3(b) of this Plan), or the date of the Participant's Eligible Spouse's death (for calculation of Actuarial Equivalents under Section 2.3(c) of this Plan) (or, if such yield is not so determined and published on such business day, on the most immediately preceding day on which such yield was so determined and published); provided, however, that if such yield has not been so determined and published within 90 days prior to the date of the Participant's Termination of Continuous
Employment or death or the date of the Participant's Eligible Spouse's death
(as the case may be), the interest rate shall be the yield on substantially similar securities on the business day preceding the applicable date as determined by AmSouth Bank N.A. upon the request of either the Company or the Participant, Eligible Spouse or Eligible Child (as the case may be). Notwithstanding the preceding provisions of this Section 2.3(d), if the only Survivors Benefit to which an Eligible Spouse is entitled under the Retirement Plan is an ERISA Preretirement Survivor Annuity, determination of Actuarial Equivalent under Section 2.3(b) shall be based upon
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the assumption that payment of the amounts described in clauses (i) and (ii) of
Section 2.3(b) commence on the first day of the month immediately following the later of the date on which the Participant would have attained age 55 or the Participant's date of death.

                 (E)      DEFINITION OF ELIGIBLE SPOUSE.  For purposes of
Section 2.3, "Eligible Spouse" shall mean the person who was married to the Participant under the laws of the State where the marriage was contracted throughout the one year period ending on the earlier of the date on which the Participant has a Termination of Continuous Employment or the date of the Participant's death. If the Participant does not have an Eligible Spouse on the date of Termination of Continuous Employment, the person who was married to the Participant under the laws of the State where the marriage was contracted throughout the one year period ending on the date of the Participant's death shall be the Participant's Eligible Spouse. In no event may a Participant have more than one Eligible Spouse under this Plan.

2.4  ANNUITY FORM

         The following provisions of this Section 2.4 apply to Excess Retirement Plan Benefits which are paid in Annuity Form.

                 (A) RETIREMENT ANNUITY. Each Participant who is entitled to a Retirement Benefit or a Vested Benefit and whose Excess Retirement Plan Benefits are payable in Annuity Form
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shall be entitled to Excess Retirement Plan Benefits equal to the excess, if any, of (i) the amount that hypothetically would have been payable to the Participant as a Retirement Benefit or a Vested Benefit, as the case may be, under the Retirement Plan (after any increases in Retirement Benefits or Vested Benefits payable generally under the Company's retirement program which take effect after the Participant's Termination of Continuous Employment) if Sections 401(a)(17) and 415 of the Code were nonexistent and the provisions of the Retirement Plan incorporating the limitations contained in Sections 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount which hypothetically would have been payable to the Participant as a Retirement Benefit or Vested Benefit, as the case may be, under the Retirement Plan upon application of the actual terms of the Retirement Plan, assuming that for purposes of clauses (i) and (ii) the Participant elected to receive such Benefit in the form of a single life annuity commencing on the date on which the Participant actually commences receipt of his Retirement Benefit or Vested Benefit, as the case may be, under the Retirement Plan. Excess Retirement Plan Benefits shall be paid commencing at the time and in the form provided below:

                          (i)     If the Participant is entitled to a
         Retirement Benefit under the Retirement Plan, the Participant's Excess Retirement Plan Benefit shall be payable to the Participant in the form of a single life
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         annuity, in monthly installments commencing (A) on the Participant's early or normal retirement date, as the case may be, under the Retirement Plan; or (B) in the case of a Participant entitled to a Projected Retirement Benefit, upon his or her Termination of Continuous Employment.

                          (ii) If the Participant is entitled to a Vested Benefit under the Retirement Plan, the amount of the Participant's Excess Retirement Plan Benefit shall be calculated using the
         Retirement Plan's early benefit commencement factors (which are incorporated in the Retirement Plan's definition of Actuarial Equivalent) and the Section 415 limits which apply for the benefit commencement date elected by the Participant under the Retirement
         Plan. However, payment of such Excess Retirement Plan Benefit shall not commence until the first day of the month following the Participant's attainment of normal retirement age. Such Benefit shall be payable (1) to the Participant in the form of a single life annuity if the Participant does not have a Spouse at the time the Excess Retirement Plan Benefit commences, and (2) to the Participant and his or her Spouse in the form of a 50% joint and survivor annuity if the Participant has a Spouse at the time the Excess Retirement Plan
         Benefit commences.
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                          (iii)  If payment of the Participant's Vested Benefit
         under the Retirement Plan commences prior to the first day of the month following the Participant's attainment of normal retirement age, the Company shall create and maintain on its books an account for such Participant (the "Vested Benefits Account") to which the Company shall credit the following amounts. At the beginning of each month beginning with the first month for which the Participant receives a Vested Benefit under the Retirement Plan and ending with the month in which the Participant attains normal retirement age, the Company shall credit the Vested Benefits Account with an amount equal to the amount of the Excess Retirement Plan Benefit calculated under Section 2.4(a)(ii) above. At the end of each calendar quarter beginning with the first calendar quarter in which an amount is credited pursuant to the preceding sentence and ending with the calendar quarter referred to in the following sentence, the Company shall also credit to such Vested Benefits Account a sum which is equal to the product of (i) the average balance in such Account for the calendar quarter (without regard to any debits made at the end of the calendar quarter) times
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         (ii) one-fourth of the annual prime rate for corporate borrowers quoted by The Chase Manhattan Bank, N.A. at the beginning of the calendar quarter. At the end of the calendar quarter in which occurs the earlier of the Participant's attainment of normal retirement age or the Participant's death, the Company shall debit the Participant's Vested Benefits Account and pay to such Participant (or in the event of the Participant's death, to his or her Beneficiary) the entire balance in such Account.

                 (B) SURVIVOR ANNUITY. Each Eligible Family Member of a Participant under the Retirement Plan shall be entitled to Excess Retirement Plan Benefits equal to the excess, if any, of (i) the amount that hypothetically would have been payable to the Eligible Family Member as a Survivors Benefit under the Retirement Plan (after any increases in Survivors Benefits payable generally under the Company's retirement program which take effect after the Participant's death) if Sections 401(a)(17) and 415 of the Code were nonexistent and Section 7.10 and the provisions of the Retirement Plan incorporating the limitations contained in Section 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount actually payable to the Eligible Family Member as a Survivors Benefit under the Retirement Plan. Excess Retirement Plan Benefits shall be paid to the Eligible Family Members,
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commencing on the first day of the month following the death of the
Participant, as follows:

                          (i) If the Participant's Eligible Family Members include an Eligible Spouse (which term, for purposes of this Section 2.4, shall have the meaning set forth in the Retirement Plan), the Excess Retirement Plan Benefits for such Eligible Family Members shall be payable to such Eligible Spouse until such person dies or is no longer an Eligible Spouse.

                          (ii) If Excess Retirement Plan Benefits cease to be payable to an Eligible Spouse, or in the event there is no Eligible Spouse at the date of the Participant's death, the Excess Retirement Plan Benefits otherwise payable to such Eligible Spouse shall be payable to an Eligible Child, until the earlier of the death of such Eligible Child or the date on which he or she ceases to be an Eligible Child, with such Benefits to be divided equally among the Eligible Children in the event that there is more than one Eligible Child. In the event there is more than one Eligible Child and Excess Retirement Plan Benefits cease with respect to one Eligible Child, each subsequent payment of Excess Retirement Plan Benefits will be divided equally among the remaining Eligible Children.

Notwithstanding the preceding provisions of this Section 2.4(b), if the only Survivor's Benefit to which the Eligible
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Family Member is entitled under the Retirement Plan is an ERISA Preretirement
Survivor Annuity, (i) payment of the Excess Retirement Plan Benefits shall commence on the first day of the month immediately following the later of the date on which the Participant would have attained age 55 or the Participant's date of death, and (ii) the Excess Retirement Plan Benefits shall cease to be payable upon the death of the Eligible Spouse.

2.5  DEFINITION OF ELIGIBLE CHILD

         For purposes of Section 2.3 and 2.4, the term "Eligible Child" shall mean the deceased Participant's Eligible Child (as defined in the Retirement Plan) or, if the Participant has so elected under the Retirement Plan, an Eligible Trust (as defined in the Retirement Plan) for the benefit of such Eligible Child. However, if the Administrative Committee of the Retirement Plan determines that a trust is not an Eligible Trust at the time payment to such trust is to be made, such payment shall not be made to the trust and shall instead be made directly to the Participant's Eligible Child, notwithstanding the Participant's election with respect to the trust.

                   ARTICLE III - EXCESS SAVINGS PLAN BENEFITS

3.1  ELIGIBILITY

                 Each employee on whose behalf Employer Contributions to the Savings Plan are limited by Sections 401(a)(17), 401(m),
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and/or 415 of the Code and the incorporation of those limitations in the
Savings Plan (a "Participant") shall be entitled to Excess Savings Plan Benefits under this Plan, regardless of whether such Participant has received notice that he or she is so entitled. In addition, each Participant whose ability to make aggregate Deferred and Employee Contributions to the Savings Plan is limited by Sections 401(a)(17), 401(m), and/or 415 of the Code and the incorporation of those limitations in the Savings Plan shall be entitled to Excess Savings Plan Benefits under this Plan, regardless of whether such Participant has received notice that he or she is so entitled. All capitalized terms used in this Article III and not defined in this Plan shall have the meanings ascribed thereto in the Savings Plan.

3.2  CREDITS TO ACCOUNT

         The Company shall create and maintain on its books an account for each Participant (the "Account") to which it shall credit (i) the amount of any Employer Contributions which are not paid to the Savings Plan by virtue of the limitations of Sections 401(a)(17), 401(m), and/or 415 of the Code and the incorporation of those limitations in the Savings Plan, plus (ii) the amount of any Employer Contributions that would have been made under the Plan (but for the limitations of Sections 401(a)(17), 401(m), and/or 415 of the Code and the incorporation of those limitations in the Savings Plan) had the
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Participant contributed the Deferred and Employee Contributions which he or she elected to contribute but was precluded from contributing by virtue of the limitations of Sections 401(a)(17), 401(m), and/or 415 of the Code and the incorporation of those limitations in the Savings Plan. Such amounts, if any, shall be credited to the Account at such time after the end of each pay period as Employer Contributions for such pay period are paid to the Savings Plan. At the end of each calendar quarter, regardless of whether any other credits are then made to the Account or whether the Participant is then in the employ of the Employers, the Company shall also credit to the Account a sum which is equal to the product of (i) the average balance in the Account for the quarter (without regard to any debits made at the end of such quarter) times (ii) one-fourth of the annual prime rate for corporate borrowers quoted by The Chase Manhattan Bank, N.A. at the beginning of the quarter. The amount of a Participant's Excess Savings Plan Benefits shall be equal to the balance of his or her Account.

3.3  PAYMENT OF ACCOUNT

         Upon a Participant's Termination of Employment, the Company shall debit his or her Account and pay to such Participant (or in the event of the Participant's death, to his or her Beneficiary) amounts at the times determined pursuant to this Section 3.3.
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               (A)      CASH LUMP SUM.  Except as provided in Section 3.3(b) or
3.3(c) below, upon a Participant's Termination of Employment, there shall be paid to the Participant in a cash lump sum as soon as practicable (and within 30 days) after his or her Termination of Employment an amount equal to the sum of: (i) the balance in the Participant's Account (contributions credited plus interest thereon) as of the date of Termination of Employment; (ii) interest on such balance equal to the product of (A) the average balance in the Account for the period from the end of the previous calendar quarter to the date of Termination of Employment (without regard to any debits made at the end of such period), times (B) one-twelfth of the annual prime rate for corporate borrowers quoted by The Chase Manhattan Bank, N.A. at the beginning of the period, times
(C) the number of full and fractional calendar months in the period; and (iii) any Employer Contributions that would have been credited to the Account under
Section 3.2 for pay periods beginning before the Participant's Termination of Employment if such Employer Contributions have not yet been credited at the time of Termination of Employment.

               (B) INSTALLMENTS. If, at least twelve full calendar months before the date of the Participant's Termination of Employment, the Participant filed with the Company an irrevocable written election to have all or any designated portion of such benefits paid in installments, payment of such Participant's Account shall be made in such number of annual
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installments (to a maximum of 15) as shall have been designated by the
Participant in the written election referred to above. Payment shall commence as soon as practicable after the last day of the calendar quarter following the Participant's Termination of Employment. Each installment shall be in an amount equal to the quotient of (i) the balance in the Participant's Account at the time the payment is to be made, divided by (ii) the number of installments remaining to be paid (including the installment about to be paid).

               (C) PRIOR ELECTIONS. Notwithstanding the provisions of Sections 3.3 (a) and (b), any election made by a Participant prior to February 25, 1993 to have payment of all or a portion of his Account made in installments shall be irrevocable. In the event that no election is in effect for a given year after 1983 and prior to 1988, the Participant shall be deemed to have elected installment payments for such year for purposes of the preceding sentence. The provisions of Sections 3.3 (a) and (b) shall apply with respect to any portion of the Participant's Account which was distributable in the form of a lump sum pursuant to a Participant's election or Plan provision which became effective prior to February 25, 1993.

3.4  CHANGE OF CONTROL PROVISIONS

                 Notwithstanding a Participant's election or the provisions of
Section 3.3, in the event of a Participant's
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Termination of Employment within three years following a Change of Control (as defined in Section 4.3 below), then the Participant's entire Excess Savings Plan Benefit shall be paid to the Participant as soon as practicable (and within 30 days) after his or her Termination of Employment in a cash lump sum as provided in Section 3.3(a) above.

3.5  BENEFICIARY
                 For purposes of this Article III, "Beneficiary" shall mean (i) the person, persons or entity designated by a Participant to receive Excess Savings Plan Benefits in the event of the Participant's death, or (ii) if the Participant has made no such designation, his Beneficiary under the Savings Plan.

                         ARTICLE IV - VESTING BENEFITS

4.1.  ELIGIBILITY

                 Each employee who has had a Termination of Continuous Employment and who is a member of the Vesting Group (as defined in Section 4.4 below) (a "Participant") shall be entitled to Vesting Benefits hereunder, regardless of whether such Participant has received notice that he or she is so entitled, but only if a Change of Control (as defined in Section 4.3 below) has occurred while he or she is employed by one of the Employers and is a member of the Vesting Group. All capitalized terms used in this Article IV and not defined in
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this Plan shall have the meanings ascribed thereto in the Retirement Plan.

4.2  AMOUNT AND FORM OF VESTING BENEFIT

                 Each Participant shall be entitled to a Vesting Benefit, payable in the form of a cash lump sum, that is equal in amount to the Actuarial Equivalent (as defined in Section 2.3(d) above) of the excess, if any, of (i) the amount hypothetically payable to the Participant as a Vested Benefit under the Retirement Plan if (x) Section 5.01 of the Retirement Plan were hypothetically amended to provide a Vesting Date based on a period of Vesting Service equivalent to the actual Vesting Service of the Participant, and (y) Sections 401(a)(17) and 415 of the Code were nonexistent and the provisions of the Retirement Plan incorporating the limitations contained in Sections 401(a)(17) and 415 of the Code were inoperative, over (ii) the amount payable as a Vested Benefit under the Retirement Plan, assuming for purposes of clauses (i) and (ii) that the Participant commenced receiving benefits under such clause in the form of a single life annuity on the earliest date on which the Participant could have commenced receipt of a Vested Benefit under the Retirement Plan (had he or she been entitled to such Benefit). The grant of Vesting Benefits shall not increase the Participant's Credited Service under the Retirement Plan. Such cash lump-sum payment shall be paid as soon as practicable (and within 30 days) after the Participant's Termination of Continuous Employment.

4.3      DEFINITION OF CHANGE OF CONTROL

                 A "Change of Control" shall be deemed to have occurred if:
                      (i) any "person" (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as in effect as of May 3, 1984) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as such Rules were in effect as of May 3, 1984) of securities of the Company representing 35% or more of the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors,

                      (ii) there shall occur a change in the composition of a majority of the Board of Directors of the Company within any period of three consecutive years which change shall not have been approved by a majority of the Board of Directors of the Company as constituted immediately prior to the commencement of such period, or

                    (iii) at any meeting of the stockholders of the Company called for the purpose of electing directors, all persons nominated by the Board of Directors for election as directors shall fail to be elected.

4.4      DEFINITION OF VESTING GROUP

                 An employee shall be deemed to be a member of the Vesting Group if, immediately prior to the occurrence of a Change of Control, he or she
(1) is a participant in the Retirement Plan, (2) is employed as an officer by an Employing Company (as defined in the Retirement Plan) and (3) is not fully vested under the Retirement Plan.

                              ARTICLE V - FUNDING

5.1.     UNFUNDED PLAN

                 The Plan shall be unfunded, and the entire cost of the benefits and administration of the Plan shall be borne by the Company.


                           ARTICLE VI - MISCELLANEOUS

6.1  EFFECT OF IRS DETERMINATION

                 If any amounts whose distribution is deferred pursuant to the Plan are found in a "determination" (within the meaning of Section 1313(a) of the Code) to have been includible in gross income by a Participant prior to payment of such amounts under the Plan, such amounts shall be immediately paid to such Participant notwithstanding the Participant's election or any other provision of the Plan.

6.2  AMENDMENT

                 The Company intends to maintain the Plan in force indefinitely, but necessarily reserves the right by action of its Board of Directors to amend or discontinue the Plan at any time, provided that (i) no amendment or discontinuance of the Plan shall diminish in any way payments under this Plan due thereafter under rights created or grants made before such amendment or discontinuance and (ii) rights created or grants made before such amendment or discontinuation shall continue in force and effect and shall continue to accrue as though no amendment or discontinuation of this Plan had occurred.

6.3  EXCESS DISABILITY BENEFITS

                 The Excess Disability Benefits formerly provided under this Plan are instead payable under the Supplemental

Disability Plan to the full extent that they formerly would have been payable under this Plan. To the extent that abenefit is payable pursuant to the Supplemental Disability Plan it shall not be payable under this Plan, and to the extent that a benefit is payable pursuant to this Plan it shall not be payable under the Supplemental Disability Plan.

6.4  NON-ALIENATION; TAX WITHHOLDING

                 No benefit payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance, or charge; provided, however, that taxes may be withheld from benefit payments to the extent required by any federal, state or local law or regulation.

6.5  NO RIGHT TO CONTINUED EMPLOYMENT

                 Participation in the Plan shall not give any employee the right to be retained in the employ of the Employers.

6.6  DEFINITION OF PARTICIPANT

                 Any employee who is a "Participant" under any Section of this Plan shall not be deemed to be a "Participant" under any other Section unless he or she also satisfies the definition of "Participant" under such other Section.

6.7  PLAN ADMINISTRATION AND INTERPRETATION

                 The administration of the Plan and the exclusive power to interpret it is vested in the Employee Benefits Committee of the Board of Directors of the Company. The

Employee Benefits Committee may delegate any or all of its duties and responsibilities hereunder to the Administrative Committee of the Retirement Plan.

6.8      SUBSIDIARIES AND AFFILIATES

                 Each subsidiary or affiliate of the Company which the Company has designated as a participating company in the Retirement Plan and/or the Savings Plan with respect to its employees shall automatically be deemed to have adopted this Plan; provided however, that if the terms of the Retirement Plan or the Savings Plan with respect to such subsidiary or affiliate are different from those applicable to the Company, such difference or differences shall be given effect in applying this Plan. References herein to the Retirement Plan or the Savings Plan shall be in regard to such plan as amended from time to time.

6.9      MINORS AND INCOMPETENTS

                 If a person entitled to benefits under this Plan is a minor or is physically unable or mentally incompetent to receive such benefits and to execute a valid release therefor, the Plan may pay such benefits to the guardian or representative of such person or the individual or institution maintaining custody of such person (provided that such payment shall be made for and applied to the benefit of the person entitled thereto), and the release of such guardian, representative, individual or institution shall be a valid and complete discharge for payment of such benefit.

6.10  CHOICE OF LAW

                 THIS PLAN SHALL BE INTERPRETED PURSUANT TO THE LAWS OF THE STATE OF ALABAMA, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

                 IN WITNESS WHEREOF, Sonat Inc. has caused this Plan as amended and restated hereby to be executed as of February 25, 1993.

                                        By: /s/ Ronald L. Kuehn, Jr.
                                            ----------------------------------
                                            Ronald L. Kuehn, Jr.,
                                            Chairman, President and Chief
                                            Executive Officer